Form C

Cover Page

Name of issuer:

POWERHANDZ Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: TX

Date of organization: 11/21/2013

Physical address of issuer:

2633 Mckinney Ave Ste 130-255
Dallas TX 75204

Website of issuer:

http://www.POWERHANDZ.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [x] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

114,182

Price:

$0.43790

Method for determining price:

Pre-money valuation of $5,000,000; shares will be sold in increments of $0.4379. 10,299,195 shares are outstanding and during this Offering another 1,188,680 will convert, so this is included in the pre-money valuation calculation.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/1/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$619,807.87	$656,016.07
Cash & Cash Equivalents:	$118,191.65	$225,651.10
Accounts Receivable:	$43,264.73	$82,104.38
Short-term Debt:	$484,729.38	$387,080.67
Long-term Debt:	$380,000.00	$369,000.00
Revenues/Sales:	$577,293.13	$791,523.30
Cost of Goods Sold:	$200,534.49	$366,702.59
Taxes Paid:	$0.00	$0.00
Net Income:	$263,154.86	$212,410.86

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

POWERHANDZ Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Danyel Surrency Jones	CEO	POWERHANDZ	2013
Jeff Smith	Financial Advisor	2240 Financial	2017
Darnell Jones	Co-Founder	POWERHANDZ	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Danyel Surrency Jones	CEO	2013
Darnell Jones	President	2013
Darnell Jones	Founder	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Danyel Surrency Jones	6920000.0 Common Stock	67.6

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Possible Loss of Entire Investment. A prospective Investor in the Offering should be aware that, if the Company is not successful in achieving its goals and attaining profitable operations, any investment in the Company may be lost.

Operating Losses and Uncertainty of Future Profitability. There can be no assurance that the Company will achieve profitability. The Company will depend upon funds raised from the sale of its stock and additional financings to finance its operations. The Company believes these amounts will be sufficient to finance its operations. However, no assurance can be given as to (i) the sufficiency of the funds raised from the Offering, (ii) the ability of the Company to raise or borrow additional funds, (iii) if the funds are available, that the terms will be acceptable by the Company, or (iv) the ability of the Company to attain its financial objectives.

Start-Up Venture. The Investor acknowledges that (i) the Company is a start-up company with limited financial and operating history; (ii) a start-up venture is inherently risky and speculative; and (iii) to succeed, the Company will need to attract additional capital and additional personnel, and there can be no assurances that the Company will be able to attract the needed capital and personnel.

Proprietary Technologies. The Company's ability to compete will depend in significant part on the proprietary nature of its technologies and the Company Intellectual Property.

Privacy and Security Risk. The Company regards data privacy and security a top priority. The Company also intends to deploy a hardened and secure technical infrastructure. There can however be no assurances that hackers will not develop and deploy viruses, worms, and other malicious software that may improperly gain access to sensitive customer information or negatively impact the operation of the Company's application.

Preferred Distributions. Other than the preferred distributions underlying the Securities and the parallel Series Seed-2 Preferred shares, currently, there are no preferred distributions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Possible Unintentional Violation of Third Party Intellectual Property Rights.

The Company believes all Company Intellectual Property is free of claims of third parties, either because the intellectual property was developed by the Company and its founders, is duly licensed from third parties, or because it is in the public domain as freely available for anyone to use. However, it is always possible a third party could allege one or more of the Company's products or services violate intellectual property rights of the third party. Even in the case of technology originally developed by the Company or its founders, no assurance can be given that a third party has not simultaneously developed the same or similar technology. A challenge to the Company's ability to use a third party's or its own intellectual property could materially adversely affect the Company's ability to operate and to become profitable.

Dependence on Key Personnel. The Company currently benefits from the services of its founder, Danyel Surrency Jones. The unexpected loss or departure of any founder or any key officer would be detrimental.

Changes in Governmental Regulations. Governmental authorities could issue new laws, regulations, controls or similar requirements that are not presently anticipated and which affect the industries on which the Company expects to rely for much of its revenue. The Company is not able to predict the impact of any such laws, regulations, controls or requirements on its operations, and any significant new regulatory burdens stemming from such changes could have a material adverse effect on the Company's financial condition and the value of the Securities.

Resale Restrictions. There is presently no sustained, active market for the Securities nor is there any assurance that any such market will develop. Moreover, the Securities may not be sold unless compliance with the registration provisions of the Securities Act has been made or unless availability of an exemption from such registration provisions has been established. Additionally, any transfer or resale of the Securities is subject to and must be in accordance with the terms and conditions of the Ancillary Documents.

Projections. Projections concerning the business or financial affairs of the Company which may be provided to prospective Investors are for illustrative purposes only. These projections are based upon assumptions that management of the Company believes to be reasonable. However, there can be no assurance that actual events will correspond to the assumptions, and the projections should be viewed merely as financial possibilities based on the assumptions stated and not as a prediction or guarantee of future performance. The assumptions upon which these projections are based should be carefully reviewed by each prospective Investor. Projections or conclusions regarding the financial condition of the Company, including projections regarding the profitability of the Company, may be substantially adversely affected by variances from the assumptions made by the Company.

Limited Participation in Management. The Board has full authority to manage the business and affairs of the Company. Such authority is subject to certain duties of care and loyalty applicable to the Board generally and subject to the provisions of the Ancillary Documents.

Withdrawal of Management. The Board and officers of the Company may withdraw at any time. Withdrawal of one or more of the members of the Board or officers could leave the Company lacking critical leadership.

Arbitrary Determination of Price. The Company has determined the Purchase Price on its own valuation analysis. Such price does not necessarily bear any relationship to the Company's present or anticipated assets or book value.

Planned Dilution. *The Company may sell and issue additional securities in subsequent offerings to be able to fund ongoing operations*. Issuance of additional securities of the Company pursuant to such offerings may result in dilution to the Investors and the then-existing Stockholders.

Possible Subordination of Interests. The Company may borrow money and pledge assets to provide working capital. In such a case the interests of the Investors may be subordinated to the interests of such creditors.

Management Indemnification. The Company will indemnify each member of the Board and officer of the Company against losses sustained by the Board and officers in connection with the Company to the maximum extent allowable under Texas law. The Securities and Exchange Commission generally considers indemnification for liabilities arising out of the Securities Act contrary to public policy and therefore is unenforceable.

Competition. There is competition in the marketplace. Competitors may be well capitalized and quickly build a competitive offering, or purchase a small competitor and provide that competitor with substantial resources to develop a competing product. Further, if a company desires to compete with the Company, there are no significant barriers to entry.

Catastrophic Events. The Company's success can also be adversely affected by catastrophic events. Such events, in the case of this venture, can include an economic downturn that leads to a cessation of revenues.

Systems Interruptions. The satisfactory performance, reliability and availability of the Company's information systems, website, technology platform and network infrastructure are critical to its operation and ability to perform efficiently. Any future systems interruption that results in the unavailability of the Company's systems could negatively affect the Company's revenues and results of operations.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 45% Rehabilitation Strategy - fund the development and design of our rehabilitation gloves for the healthcare market, to ensure we address the needs of the therapist and patients that use them. Includes conducting small trials in order to gain feedback on the product usefulness in the healthcare setting. Other costs would include the marketing and advertising of the products which would include tradeshows, ecommerce advertising marketing.

50% Technology Strategy - research & development of integrating technology into our gloves along with our other products. We have already identified a few software and Hardware providers that can build out these components of our gloves.

5% Wefunder Intermediary fee

If we raise: **$107,000**

Use of Proceeds: 45% Rehabilitation Strategy - fund the development and design of our rehabilitation gloves for the healthcare market, to ensure we address the needs of the therapist and patients that use them. Includes conducting small trials in order to gain feedback on the product usefulness in the healthcare setting. Other costs would include the marketing and advertising of the products which would include tradeshows, ecommerce advertising marketing.

50% Technology Strategy - research & development of integrating technology into our gloves along with our other products. We have already identified a few software and Hardware providers that can build out these components of our gloves.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round

$5M pre-money valuation based upon a fully-diluted pre- money valuation of $5,000,000 including an employee pool representing 8% of the fully diluted post-money capitalization).

See exact security attached as Appendix B, Investor Contracts.

Price per share: $.4379

Offering: Up to 244,348 of Series Seed Preferred Stock

Conversion: The holders of the Series Seed Preferred Stock shall have the right to convert each share of the Series Seed Preferred Stock, at any time, into one share of Common Stock (subject to certain adjustments for dividends, subdivisions, combinations and the like).

Automatic Conversion: The Series Seed Preferred Stock will automatically convert into one share of Common Stock (subject to certain adjustments for dividends, subdivisions, combinations and the like) upon consummation of a liquidity event.

Liquidation Preference: In the event of a liquidation (which shall include certain mergers or similar transactions, a sale or asset transfer, or a liquidation, dissolution or winding up), the holder of Series Seed Preferred Stock shall receive the greater of (a) one times the original issue price of each such share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications, mergers, business acquisitions, strategic partnerships, consolidations or other similar events), or (b) the holder's pro-rata share of gross proceeds on an as-converted basis.

Dividends: Dividends will be paid on the Series Seed Preferred on an as converted basis when, as, and if paid on the Common Stock.

Preemptive Rights: Holders of Series Seed Preferred Stock who have invested at least $100,000 ("Major Investors") will have the right to participate on a pro rata basis in subsequent issuances of equity securities (subject to certain customary exclusions, such as securities offered and sold in an underwritten public offering, securities issued in connection with acquisition or recapitalization transactions and securities issued pursuant to stock option or similar plans).

Voting Rights: All investors who invest through Wefunder shall execute a proxy to appoint the then-current CEO of the Company as the investor's true and lawful proxy to vote all shares owned by such investor.

Drag-Along: The holders of Series Seed Preferred Stock shall be entitled to co- sale rights in the event that Danyel Jones elects to sell more than twenty percent (20%) of their outstanding capital stock. All Series Seed Preferred Stock shall be subject to a drag-along provision whereby if the Board of Directors and at least 50% of the holders of the Common Stock and 50% of the holders of Series Seed approve a sale transaction then all shares of Series Seed Preferred may be dragged into the transaction.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding 50% of the shares of Transfer Stock then held by all of the Key Holders , and (c) the holders of 50% of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Series Seed Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated
and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, and (ii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders, and (iii) Schedule A hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	15,000,000	10,229,185	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,099,774

Describe any other rights:

Common Stock holders have voting rights. The current options will be converted into Common Stock.

The Series Seed Preferred Stock will vote together with the Common Stock and not as a separate class except as specifically provided herein or as otherwise required by law. Each share of Series Seed Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series Seed Preferred Stock. All investors who invest through Wefunder shall execute a proxy to appoint the then-current CEO of the Company as the investor's true and lawful proxy to vote all shares owned by such investor.

In this round the Convertible Noteholders will convert to 1,188,680 shares of Common Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

Because the Investor proxies their voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings. In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	12/16/16
Amount	$30,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	12/16/18

This convertible note will convert into this series A round we are in currently.

Convertible Note

Issue date	06/06/17
Amount	$350,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	06/06/18

The maturity date has passed but we have confirmed with the Noteholders that this convertible note will convert into this Series A round we are in currently.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Priced Round	$62,591	General operations
12/2016	Section 4(a)(2)	Convertible Note	$30,000	General operations
6/2017	Section 4(a)(2)	Convertible Note	$350,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We design, manufacture and sell athletic training products that help athletes elevate their perform. We launched our Basketball AntiGrip Weighted Gloves to help improve dribbling techniques and then expanded to nine products across six sports; used by thousands of youth and professional teams. Used by some of the best athletes in the world, from baseball legend David Ortiz to NFL Hall of Fame Brian Dawkins to NBA Point Guard Isaiah Thomas. These products will push athletes to the next level.

Our athletic training products will expand into retail locations like Dick's Sporting Goods, Walmart and Target. We will also launch our rehabilitation gloves that will not only help injured athletes but also accommodate an elderly patient who may have diminished hand/grip strength. Both of these market will be integrated with technology allowing us the ability to give athletes and patients the ability to track their progress with our products.

Milestones

POWERHANDZ Inc was incorporated in the State of Texas in November 2013.

Since then, we have:

- We've sold over 50k units in more than 81 countries.
- Products used by superstar athletes like Kyrie Irving, David Ortiz, Antonio Brown, Isaiah Thomas, Andre Ward, James Harden, actor Chadwick Boseman and hundreds of others.
- Products available on e-commerce giants like Amazon Launchpad, Dick's Sporting Goods, Walmart.com and others.
- Nine products across six sports: basketball, football, baseball, softball, boxing, and fitness.
- Exclusive partnership with the NFL Players Association to work with their more than 150 youth camps and are endorsed by the NBA Players Association, as our products are available at their headquarters to help NBA players train.
- Social media reach with influencers and affiliates is over 80 million followers.
- Currently partnered with 150+ affiliates across multiple sports who use and promote our products.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $577,293.13 compared to the year ended December 31, 2016, when the Company had revenues of $791,523.30. Our gross margin was 65.26% in fiscal year 2017, compared to 53.67% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $619,807.87, including $118,191.65 in cash. As of December 31, 2016, the Company had $656,016.07 in total assets, including $225,651.10 in cash.

- *Net Income.* The Company has had net income of $263,154.86 and net income of $212,410.86 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $864,729.38 for the fiscal year ended December 31, 2017 and $756,080.67 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $100,000 in debt, $140,000 in equity, and $380,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

POWERHANDZ Inc cash in hand is $57,213.71, as of June 2018. Over the last three months, revenues have averaged $42,680.96/month, cost of goods sold has averaged $25,682.65/month, and operational expenses have averaged $38,963.71/month, for an average burn rate of $21,965.40 per month. Our intent is to be profitable in 24 months.

Regarding our sales for 2017 vs 2016. In 2017, we were distributing our products via Amazon Vendor Express and our unit sales increased more than 2700 units.

Our revenues usually increase pretty significantly in the 4th quarter due to the holiday season. We also have a few partnerships in play that could begin to generate significant revenue. The success of our fundraising efforts will determine our expenses as we have many initiatives outlined when the proceeds become available. Over the next 3-6 months our expenses will remain stable

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Darnell Jones, certify that:

(1) the financial statements of POWERHANDZ Inc included in this Form are true and complete in all material respects ; and

(2) the tax return information of POWERHANDZ Inc included in this Form reflects accurately the information reported on the tax return for POWERHANDZ Inc filed for the fiscal year ended 2017.

Darnell Jones
Co-Founder

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.



INVEST IN POWERHANDZ

minimum target met

$71,433

raised of $107,000 maximum target from 87 investors

Empowering athletes and patients in the world to train with purpose

We design, manufacture and sell athletic training products that help elevate performance and injury recovery. After launching our Basketball AntiGrip Weighted Gloves to improve dribbling techniques, we expanded to nine products across six sports. Used by thousands of youth and professional teams and some of the best athletes in the world, from baseball legend David Ortiz to NFL Hall of Fame safety Brian Dawkins to NBA All-Star Isaiah Thomas, these products push athletes to the next level.



Darnell Jones
Founder / President
Former professional athlete with an extensive & succesful background in start up businesses.

Why This Brand Is So POWERFUL!



$ 100 min

REMIND ME (128)

What you are investing in

Priced Round

$5M pre-money valuation

$0.44 per share
Preferred Stock

If you invest, you're betting POWERHANDZ will be worth more than $5M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$250+
Handwritten Thank You Note from our Founders and a pair of POWERFIT Fitness Gloves

$500+
Handwritten Thank You Note from our Founder, POWERFIT Fitness Gloves, POWERHANDZ Athletic Shirt, Wrist Band

$1,000+

Why you may want to invest

1. We've sold over 50k units; >$2.6M in revenue in more than 81 countries.
2. POWERHANDZ products are used by many superstar athletes like; Kyrie Irving, James Harden, Antonio Brown, Brian Dawkins, Andre Ward and many more entertainers and athletes.
3. Products available on e-commerce giants like Amazon Launchpad, Dick's Sporting Goods, Walmart.com, and others.
4. Nine products across six sports: basketball, football, baseball, softball, boxing, and fitness.
5. Exclusive partnership with the NFL Players Association to work with their more than 150 youth camps and are endorsed by the NBA Players Association, as our products are available at their headquarters to help NBA players train.
6. Currently partnered with 150+ affiliates across multiple sports who use and promote our products.
7. All of our products are either patented or patent pending.
8. Our company is highly scalable and uniquely positioned to capture significant market share in Athletic Training, Healthcare and Technology.

Our Ambition

Our athletic training products will expand into brick-and-mortar retail locations like Dick's Sporting Goods, Walmart, and Target. We will also launch our rehabilitation gloves that will not only help injured athletes, but also improve the diminished hand + grip strength of elderly patients. Both of these markets will be integrated with technology that allows us to give athletes and patients the ability to track their progress. POWERHANDZ products will benefit every household globally.

POWERHANDZ_Deck.pdf

powerhandz.com

Dallas, Texas

Mention on all of our social media platforms and a customized pair of POWERHANDZ gloves.

$10,000+
Mention on all of our social media platforms, a customized product of your choice, dinner with our Founders, lower bowl tickets to a regular season sporting event in your city and a customized POWERHANDZ Gift Set

see less

Why I Like POWERHANDZ

> *Boxing requires discipline, focus, and precision while training. If you want to take your training and skills to the next level, POWERHANDZ is by far the best product out there.*



Andre Ward

OLYMPIC GOLD MEDAL WINNING BOXER

THE BUZZ ABOUT POWERHANDZ

Working hard and pushing my limits have gotten me to where I am today. I am always looking to have the competitive edge, and using POWERHANDZ as part of my training has helped make my ball-handling more explosive yet controlled.



Isaiah Thomas
NBA Point Guard, 2X All Star

Certain things aren't in your control. Your work ethic and what you choose to do to take your skills to the next level are. POWERHANDZ's products will assist you in developing those skills and revealing the true potential that lies within.



Brian Dawkins
Hall of Fame Safety, Philadelphia Eagles, Current ESPN Analyst

Your natural abilities will only take you so far. It's hard work, both at practice and on your own, that helps you become the greatest player you can be. I am excited to team up with POWERHANDZ and spread the word about their great products. Playing receiver for 27 years, including 17 in the NFL, I can see how this product could have made me better. I look forward to seeing this great teaching tool impact athletes' lives.



Tim Brown
Hall of Fame NFL Wide Receiver

POWERHANDZ is a great tool to add into any strength coach or athletic trainers' workbox. It provides the necessary proprioceptive training along with the development of strength in the 9 extrinsic and 10 intrinsic muscles of the hand/wrist. As a strength coach, my goal is to help make every athlete better, and I believe that POWERHANDZ can help me achieve it by ensuring that we cover all aspects of training.



Bill Burgos
NBA Strength and Conditioning Coach

The last thing you want to do is drop balls or fumble. Why not use the POWERHANDZ slick ball wrap when you train in order to increase concentration and dexterity for game time?



JJ Wilcox
Safety, NFL's New York Jets

The POWERHANDZ Anti-Grip Gloves are by far the most challenging dribbling product I've ever used and it's amazing how quick you see the result. I believe it's the best product out there.



Ronnie Price
Former NBA Point Guard

Unlike any other products on the market, POWERHANDZ "Pure Grip" gloves give you the ability to add weight to your bat while taking live batting practice. This product not only increases bat speed but also allows you to use your hand-eye coordination.



Brian Anderson
Former MLB Outfielder, White Sox & Red Sox

My number one goal is to help players gain and keep a competitive edge. POWERHANDZ is by far the best training product for basketball players I have seen on the market. It's not only a great ball-handling tool, but it's great for big guys too, as it helps with hands and explosion with the ball. I incorporate these products into my drills and they have truly been a game-changer.



Tyler Relph
Elite Basketball Trainer

When I started using POWERHANDZ on myself and on my clients, I was amazed by the instant results and how the products intensified my training. I love this game and I love seeing hard work and tactical training with POWERHANDZ products make a direct impact on these players. I'm excited to be a part of their team.

Dribble2Much
Elite Basketball Trainer

I always want to have a competitive edge over my opponents, and Powerhandz helps me do just that. My swing feels smooth, powerful, and explosive after training with this incredible tool.

Lauren Chamberlain
Professional Softball Player

This efficiency of practice is what makes the POWERHANDZ basketball training gloves so special. Having tested this product I know for a fact that they will improve your ball handling after only a few minutes of use. Based on my experience, I also feel that players will see more benefits as they use these gloves over a longer period of time.

Nick
Founder of Best Outdoor Basketball

POWERHANDZ - Sports Mechanic

A curated collection of exceptional equipment. View innovative sporting goods and equipment in the Sports Mechanic Marketplace.
May 30, 2018 @ sportsmechanic.com

New Company, Powerhandz, Specializes in Performance-Enhancing Athletic Products

DALLAS, TX--(Marketwired - Feb 6, 2015) - Danyel Surrency Jones and Darnell Jones are co-founders of a recently launched company called Powerhandz Inc., powerhandz.com, which produces performance-enhancing training products for
May 30, 2018 @ marketwired.com

Darnell R. Jones launches Powerhandz to help athletes win

Darnell R. Jones found his passion after leaving the Sacramento Kings after multiple surgeries. He is the founder and CEO of Powerhandz Inc, which creates skill development products for athletes. This is their second year in business. His
May 30, 2018 @ rollingout.com

POWERHANDZ Launches I COMPETE WITH ME, Its Global Basketball Campaign with All-Star Isaiah Thomas - The Business Journals

DALLAS, April 11, 2017 /PRNewswire/ -- Today, POWERHANDZ Inc., a global athletic training products company, announced the addition of dynamic point guard Isaiah Thomas for its I COMPETE WITH ME basketball campaign. He will be featured wearing
May 30, 2018 @ bizjournals.com

Be Great Magazine

Issue 13 - Leaders of the New School
May 30, 2018 @ issuu.com

POWERHANDZ Announces Retail Agreement with Walmart and Dick's Sporting Goods - Athletic Business

Source: POWERHANDZ Expanded retail availability makes innovative training aids more accessible than ever before POWERHANDZ Inc., a leading athletic training products company, today announced a retail distribution agreement to bring their
May 30, 2018 @ athleticbusiness.com

Holiday Gift Guide - LASVEGASNOW

This is Michelle Mortensen's 5th Annual Holiday Gift Guide. Watch her entire gift guide in the video box above or click on the playlist tab (in the video player) to watch a particular segment. Shop while you watch by clicking on one of the category tabs
May 30, 2018 @ lasvegasnow.com

Jimmy Butler Endorsed POWERHANDZ by Accident- and That's Exactly Why It's Successful

Darnell Jones is an entrepreneur & investor, athlete and sales professional. He founded his first company in May 2012. In November of 2013, he became CEO and Founder of his next business venture, POWERHANDZ Inc., an athletic training

May 30, 2018 @ thesbjournal.com

The Science of the Golf Swing - D Magazine

You can kiss the days of training with weighted golf clubs goodbye. That's because Dallas-based POWERHANDZ has a new gadget on the market: the Pure Grip Golf Glove, a weighted training glove that launched last year in the NBA and NFL. It

May 30, 2018 @ dmagazine.com

Powerhandz weighted glove offers a hand

Quicker, stronger, better - that's how I felt after using Powerhandz (powerhandz.com). Their weighted baseball gloves give you a new way to make your swing quicker stronger and more efficient. They are filled with tiny metal circles to

May 30, 2018 @ newsday.com

POWERHANDZ & The Power To Give Foundation Puts Heart Back Into Sports During NFL Draft 2018

POWERHANDZ & the Power To Give Foundation partner with NFL Legends & Vincent Country for Community Safe Zone DALLAS, TX, April 24, 2018 /24-7PressRelease/ -- Global athletic training products company, POWERHANDZ and its Power To Give

May 24, 2018 @ rfdtv.com

The Power of Handz

Dribble around the neighborhood. Bring the ball to school. Get yelled at for bouncing it in the hallways. Sleep with the ball. Make sure your fingertips are permanently dirty. Always have the ball in your hands. It's how you get good. When you're young.

May 2, 2018 @ slamonline.com

Why is Paul Milsap Wearing Gloves?

Two days ago, Paul Milsap posted this video of himself dribbling in front of an Allen Iverson video. In the post, Milsap is wearing POWERHANDZ anti-grip sport gloves, and these gloves will (maybe) eventually let Milsap have handles as good as AI.

June 22, 2017 @ peachtreehoops.com

The secret weapon behind Tyler Johnson's ascension

Please enter your email address associated with the account so we can help reset your password. Stay up-to-date with the latest news and scores from your favorite teams anywhere and get customized notifications, special offers and much more My

April 6, 2017 @ si.com



Unique Golf Gifts For Your Holiday Shopping List

Don't understand the game of golf but have someone close who is crazy about it? As you begin to make those holiday shopping lists, cross off the golfer men and women in your life using this unique shopping guide.

November 6, 2016 @ huffingtonpost.com

How boxer Andre Ward prepares for a fight

Please enter your email address associated with the account so we can help reset your password. Stay up-to-date with the latest news and scores from your favorite teams anywhere and get customized notifications, special offers and much more My

July 17, 2016 @ si.com

This start-up says its gloves will make you a better ballplayer

One start-up is betting its training gear will be a game changer for athletes. "Over the last five to 10 years there has been a lot of focus on pure athletic ability and not nearly as much of a focus on skill development," said Darnell Jones, a former

June 16, 2016 @ cnbc.com

Leadership Lessons: Danyel Surrency Jones, COO of POWERHANDZ

There's no one "right" way to lead a business. Today's leaders have a lot of wisdom to impart about managing the modern workforce, because each one approaches leadership in his or her own unique way. Every week, Business News Daily will share a

May 18, 2016 @ businessnewsdaily.com

How Having Heavier Hands Helps You Train Better

Having fast hands is a good thing, as any goalie, hitter, or boxer will tell you. (Or for that matter, any pickpocket or man about town.) But speed isn't the only factor. Each sport demands strength and flexibility from your mitts in different ways. That's where
December 2, 2015 @ maxim.com

Kathy Ireland Talks POWERHANDZ - POWERHANDZ Blog

Innovative Sports Products From POWERHANDZ Highlighted on Worldwide Business by kathy ireland® Tune into Fox Business Network & Bloomberg International as sponsored programming on Sunday, November 8, 2015. See market by market listings
November 5, 2015 @ blog.powerhandz.com

Powerhandz looks to be the next innovation in sports training

It's summer and for many basketball players these wretched days of heat mean hard work on their respective games. Their is no substitute for good old fashion practice and the emerging POWERHANDZ product is proving to be great tool in the
July 3, 2015 @ shawsports.net

POWERHANDZ Pushes The Limits Of Athletic Training Gloves

Athletic training gloves have, by and large, stayed relatively the same through the years. Functionally, the use case for them has pertained to working out in the gym, lifting weights and other muscle-building exercises. Aesthetically, Nike's foray into
June 23, 2015 @ sporttechie.com

POWERHANDZ weighted training gloves

There are many unique tools and accessories to use in training workouts, and occasionally one of them really stands out. The POWERHANDZ sparked my curiosity. Gloves with pouches of weight evenly distributed into fingers and the back of the
May 22, 2015 @ endurancereview.com

New Company, Powerhandz, Specializes in Performance-Enhancing Athletic Products

DALLAS, TX--(Marketwired - Feb 6, 2015) - Danyel Surrency Jones and Darnell Jones are co-founders of a recently launched company called Powerhandz Inc., powerhandz.com, which produces performance-enhancing training products for
February 6, 2015 @ finance.yahoo.com

Powerhandz Signs NBA's Deron Williams as Brand Ambassador

Powerhandz Inc. has signed three-time NBA All-Star and Brooklyn Nets guard Deron Williams as its newest brand ambassador to help promote a weighted anti-grip glove and slick ball wrap designed to increase hand strength and dexterity. The products
January 7, 2015 @ sgbonline.com

Eye on Photos: 2014 MLB Winter Meetings, trade show

SAN DIEGO -- I'm here in one of the world's most beautiful cities (a confirmed fact even though I haven't, in fact, been to every city) for the 2014 MLB Winter Meetings, so let's take a quick cruise around to the sights and scenes of this annual event.
December 10, 2014 @ cbssports.com

Training never stops - Paul George tries POWERHANDZ

Paul George can't get work in on the basketball court for at least a couple months, but that doesn't mean he's not working everyday to improve. In addition to caring to his right leg, for which he had surgery on Aug.
September 9, 2014 @ vigilantsports.com

Optimizing Peak Athlete Performance

As a rising professional athlete, Darnell Jones, our founder, wore gardening gloves and ankle weights on his wrist while dribbling to improve his basketball handle. The combination of a slippery palm and added weight resistance pushed his workouts to a different level. Years later, the youth and professional athletes he trained loved the workout so much that Jones and his Co-Founder and wife, Danyel Surrency Jones, decided to create a company that focused on developing products that are used to enhance performance, assist with injury prevention and injury recovery.

Four years later, POWERHANDZ not only sells weighted anti-grip basketball gloves, but nine total products across six sports: basketball, football, baseball, softball, boxing/MMA, and fitness. By selling more than 50k units, we've proven the market for athletes wanting to train with products directly connected to performance and injury recovery + prevention.


POWERHANDZ®
POWERHANDZ

Hall of Fame Athletes Use Our Products

We take pride in working with over 40 pro teams, 150+ affiliates across multiple sports, and both the NBA Players Association and NFL Players Association. But we're also very proud that some of the best athletes in the world choose to train with our products. David Ortiz will soon be in the baseball Hall of Fame, Brian Dawkins and Tim Brown are both already in the football Hall of Fame, and Andre Ward is the best American boxer of the last decade. Plus, current superstars Kyrie Irving, Antonio Brown, Isaiah Thomas, Paul George, and dozens of others, plus actors Chadwick Boseman and Chris Harrison, all train with POWERHANDZ.






THE SECRET
WEAPON
ANDRE
WARD



Our Next Move is Brick + Mortar Retail Stores + Rehabilitation & Technology


POP UP DEFENDER
POWERHANDZ
POP UP DEFENDER

Through our own website, plus e-commerce giants likes Amazon Launch Pad, Walmart and Dick's we have sold more than 50K products in 81 countries. Now, it's time to push into select brick and mortar real stores. POWERHANDZ will mix digital marketing with experimental marketing . Retail will allow our customers to see, touch and feel our products. We have already been approved for retail in one of the nation's largest retail giants. Expected roll out is 2019.

We're also planning to launch into the rehabilitation space to become a company not just for athletic performance, but for injury recovery and prevention. We just completed our rehabilitation case studies alongside one of the largest rehab conglomerates in the country, RehabPro, who have over 55 clinics in the south central US.



POWERSens Technology

Both of these markets will be integrated with sensor technology that will help athletes track performance and rehabilitation patients measure grip strength.


POWERHANDZ
PowerSens Technology Platform
ATHLETIC AND REHABILITATION PRODUCTS
WHAT'S NEXT:
POWERSENS TECHNOLOGY PLATFORM
PowerSens App (Android & iOS)
amazon web services
Review
APIs
Algorithms (Machine Learning)
Data
BLE
BLE
Athlete
Measure
Sensors
Sensors
Improve
Other Products
SLIDE / 20

Let's Train With a Purpose Together

Prospective Investor,

Thank you for your considering an investment with POWERHANDZ. We are absolutely thrilled by our past success but we get chills when we think about our trajectory. The last 4 years have been humbling. We started with one mission, one vision, and one product during our 2014 launch. We are extremely excited by the growth, recognition, and customers who have supported us on this journey since launch day. Now, it's time to escalate our vision.
Before you invest, there are a few things you should know about the POWERHANDZ Team.....

1. We care. The foundation of our business is based on a passion for helping people. Profitability and sustainable growth comes from the desire to expand; ensuring every person who can benefit from POWERHANDZ products knows about them.
2. Excellence is our metric. We will not short-change our customers, investors, and supporters.
3. Creativity and innovation is our playground. We will not stay stagnant. We will be ahead of industry trends or will walk beside them applying more ground-breaking strategies.
4. Our customers mean everything to us. Period.

For the last 4 years, we have only raised a minimal amount of funds to launch our sales and marketing strategies. Based on analyzing our consumers and potential markets for the last 4 years, we're confident that every person young or old, male or female, athlete or gym enthusiast, healthy or injured -- can and will benefit from our products. We have already proven this theory with both youth and professionals in 81 countries who play basketball, football, baseball/softball, boxing, and fitness. In addition, our rehabilitation case studies have indicated that therapists and patients will greatly benefit from applying our new rehabilitation glove sets to normal physical therapy exercise activity. The goal is to reach a shorter recovery time.

As the Founders of POWERHANDZ, we are beyond committed to beat the odds and operate in greatness for our "POWERHANDZ Fam" and our personal legacy. We have the intellect, common sense, vision and ecosystem in place to develop a global profitable business model that is recognized in every household. With your investment and ambassadorship, we have no doubt we will accomplish our mission. Both of us are laser focused and ready to put in the work and make the right strategic moves.

In addition to our role as Co-Founders, we are committed to making an impact through our Power To Give Foundation, which launched in July of 2014 -- -the first day we sold products was the first day we gave back to 80 youth from the Boys and Girls Club of Fort Worth. We decided on day one, that we will contribute a percentage of all our profits to support athletic programs in the community because we both believe in the lifelong values sports play in the community. Both of our parents were divorced and we had single, hard working Mothers who made sure sports raised us and community activities supported the values and discipline that was taught in our homes. Power To Give Foundation (501c3) has a mission to build legacies of service with a commitment to athletic and academic excellence. POWERHANDZ supports its non-profit entity by donating a portion of our net revenue to the foundation.

In closing, we want to personally thank you for your interest in investing in POWERHANDZ. We are available to answer any questions you may have about your investment, our company or ourselves at any time using the comments section below. At POWERHANDZ our mission is to Train with Purpose so know that your investment will also serve a greater purpose by benefitting a vast multitude of people from all walks of life. How many investors can say that? We look forward to hearing from you.

Sincerely,

Darnell Jones and Danyel Surrency Jones


SPALDING

We Make Products Athletes and Fitness Enthusiasts Love

$13B	81	< 40	50k+
Projected fitness equipment market by 2022 (Allied MR)	Countries selling POWERHANDZ products	Pro sports teams using POWERHANDZ products for training	Products sold in 4 years of business

Meet the Founders



Darnell Jones

Founder / President

Former professional athlete with an extensive & succesful background in start up businesses.



Danyel Surrency Jones

CO-Founder / CEO

17 years experience in top healthcare companies; MBA & Wharton Marketing Leadership Graduate.

AND THE REST OF THE TEAM



Stacy J Garay

Affiliate Program Manager + Customer Service

Expert in Social Media Marketing, Customer Service, Experienced PA + Project Manager. Part-time.



Morgan Arnold

SEO/SEM Social Media Manager

Part-time.


LIVE WITH PURPOSE

Nick Marino

Digital Strategist

Part-time.



Aaron Zack

Sales + Marketing Director

Part-time.



Renjith Ramachandran

Technology Consultant

Part-time.



Dr. Issac Nabors

Physical Therapy Consultant

Part-time.

Raised $691,433From 87+ Investors

Xavier Wilkins

Tammy Asher

I am the author of the Divorced and Scared NO More series and Holdin Back the Years. All 4 books are sold on Amazon in various formats

Colin Donlevy

Lebone Moses

Omar Plummer

AFRO SAMURAI THE SUPER NEGRO

Ian Wortham

MORE INVESTORS

Interview

Wefunder interviewed Darnell + Danyel Jones on May 18, 2018.

– COLLAPSE ALL

WF: What is POWERHANDZ, Darnell?

JONES: POWERHANDZ is a global company developing products that assist with athletic performance, injury recovery, and injury prevention. The company was initially created with one product and one market in mind -- the anti-grip weighted gloves. It was a product based on a homemade method that I had been using since I was 12 years old. I was reading a SLAM Magazine article and Jason Williams; Sacramento Kings player (AKA White Chocolate) stated he used gardening gloves to improve ball-handling skills. This guy had the craziest handles in the NBA, so of course, I put gardening gloves on my hands and then added ankle weights on my wrists to make it a more complex ball-handling drills. I would dribble with gloves on and it would make the ball really slippery, and after I went through a 15-20 minute workout with wrist weights on and a slippery ball, when I took the gloves off, I had my grip back, mentally I felt like I had improved and my hands felt faster and lighter. After launching our first product, we then launched 8 more products across multiple sport verticals.

Our goal is to blend natural athletic ability with products that work on certain skill development techniques. We have now expanded this vision from athletic training to rehabilitation and are super excited about the integration of technology. The primary questions we seek to answer are: How do we support athletes and patients in their training and rehab? And how do we create products that help them, from a performance and skill development standpoint, to reach their ultimate level and or improved quality of life.

WF: What are your lead products, Danyel?

JONES: Our collection of anti-grip weight gloves created for basketball and football athletes are the most sold products. These patented products include weight distributed on the back on the hand and an anti-friction material on the palm. The dual functionality helps improve ball-handling skills by focusing on weight resistance and dexterity. The scientific principles associated with weight resistance, dexterity and grip strength are applicable for almost all sports because the function of your hands in sports is one of the most critical asset.

In addition, we designed weighted training gloves for Baseball, which essentially eliminates the use of a donut and gives players the ability to use their hand eye coordination with added weight resistance during batting practice or fielding drills. You can use your hand-eye coordination to make contact with the ball. As David Ortiz so eloquently stated, "the POWERHANDZ Weighted Baseball Gloves are the revolutionary donut." A weighted glove is useful for any drill you're using to promote quicker hands or dexterity---so defensive drills, batting, throwing, you name it. The primary difference between baseball gloves is the pure grip palm versus the weighted anti grip gloves has a slippery palm. You need to be able to grip a bat -- or a tennis racket or a golf club -- so there's a grip to this glove.

The Dribble Sleeve is also a very popular basketball item. It sells for $19.99 which is very attractive to our youth and adult athletes. Essentially this patented product is a nylon spandex wrap that you can pull over any standard-size basketball and like the gloves; it takes away your grip and makes the ball slippery and more difficult to control. You can use it with a heavy ball or regular basketball. Typically our customers will buy the anti-grip gloves and the Dribble Sleeve and use them together.

WF: How did POWERHANDZ begin, Darnell?

JONES: In early 2013, I began training some college and NBA basketball players in the offseason and one of the methods of ball-handling training I exposed them too was a MacGyver like method, I'd been using since I was a kid. This method included construction or winter gloves along with ankle weights on the wrists. Based on my experience and implementing the combination of these products in my regimen, I noticed significant improvements in my ball handling ability and confidence.The feedback I received from the guys I was training mirrored the results I had remembered. I would get comments from tenured NBA guys telling me, "They'd done every ball-handling workout you could think of and never anything as difficult as my drills with the weights and gloves. Already having started my own business and working for various startups, I approached Danyel and said, "Hey, this is a kind of a homemade device I used when I played and the same technique I'd been using on these guys, and they love it. This was not only a method I used growing up as a kid but a technique I used all the way up until I was invited to the Sacramento Kings organization 2009.

One of the first questions Danyel asked me when I presented the idea was "Is there anything on the market like it?" I said nothing at all. She then asked what we'd need to change about the homemade method and I said, "Well, you'd have to take the weights off the wrist and put them into the fingers so you can promote finger strength beyond just having weight on your wrist which could ultimately increase the risk of injury to your wrist joint. Once we got through the basics of market size, overall vision etc we moved into the design and R&D process, getting multiple samples before incorporating the business,POWERHANDZ in November of 2013. By July 2014, we were in the market with our first version of the anti-grip weighted glove and the Dribble Sleeve.

WF: What were your key milestones in the first three years, Danyel?

JONES: In 2014, we launched with one of the major basketball tournaments (Prime Time Tournament) and also brought on our first brand ambassador, who was a celebrity skills trainer by the name of Johnny Stephene AKA Dribble2Much. At the time, he had about 500K followers, and today, he has more than 2 million. He's trained many of the NBA's top professional athletes as well as their kids.

Then we launched into the football market with the help of Hall of Famer Brian Dawkins. I grew up with Brian and his wife Connie in Jacksonville FL; they are like family and I trust Brian's professional opinion. He helped us do a soft launch into football market at the end of 2014-2015.

In 2015, after launching in the basketball and football, one of Darnell's groomsmen played in the Washington Nationals organization and he asked that we consider baseball for the application of quick hands, faster bat sped, etc. We were then approached by David Ortiz's team and then shortly after that we were approached by Andre Ward, who last year was named the #1 lb for lb boxer in the world. Andre then assisted us in designing a more flexible boxing and MMA gloves that would be applicable for resistance, speed bag and heavy punching training.

In 2016, we started adding more products to the portfolio to cater to every high school and college athletic program. We had 3 more skill development products to the portfolio and started our affiliate program. This program has grown to include over 150 influencers, coaches and skills trainers.

In nearly four years in business, we've generated over $2.6 million in revenue. We've sold more than 50,000 units in more than 81 countries. We've had everyone from Kyrie Irving to James Harden to Antonio Brown to David Ortiz use our products. We have an exclusive partnership with the NFLPA to work with their more than 150 youth camps, touching more than 40K kids. We have an unofficial partnership with the NBA Players Association; which includes our products in the league's Manhattan facility.

WF: How much money have you raised, Darnell? ^

JONES: We've raised approximately $500,000 in four years. The 2014 friends and family raise generated $140,000 and since then we've raised another $380,000 in convertible notes.

WF: What are your near- and long-term plans for growth, Danyel? ^

JONES: Our pipeline moving forward focuses on expanding our athletic training portfolio. Today we have nine products in the portfolio that stretch across our five major sports: basketball, football, baseball and softball, boxing, and fitness. We'll be expanding that portfolio with new products, including a weighted suit that will have an application in all training aspects and other skill development products.

We'll be expanding internationally into new markets such as China and the Philippines in addition to the 81-plus countries we're in now. We will also be moving into retail. Right now, most of our products are sold via e-commerce. POWERHANDZ.com is our major platform, followed by Amazon, Dick's Sporting Goods and Walmart.com. We will expand our reach into brick-and-mortar stores so youth and parents can touch, feel and try on our products before buying them.

A major part of our growth will be contributed from our expansion into healthcare with our new rehabilitation glove sets. Over the last four years we realize sports training and rehabilitation coexist because performance, injury prevention and injury recovery are all a part of the lifecycle of an athlete---as well as an elderly person suffering from neuromuscular issues of the hand and arm. We have completed our rehabilitation trials with a company called Rehab Pro that operates over 55 rehabilitation clinics across the south central US. After conducting case studies with patients and therapist the data concluded that our new rehabilitation products will be easily adopted into the therapy plan for several diagnosis for hand and arm injuries in an in-patient and out-patient setting.

Finally, in both the athletic training and the physical therapy spaces, we will be adding technology to our products. That is a major, major milestone. This is in response to our consumers who said, “My bat speed feels faster. My ball handling and control feels better. The number of catches and my hand strength from a football perspective feels improved.” We'll be adding pressure sensors into our rehab gloves that will give patients readouts showing their current grip strength baseline and what their grip strength is after a specified periods of time. This will not only make our glove a diagnostic but the training modality to improve finger and grip strength as well. It will show you a progression that can help you understand what worked in your training or therapy or how you could tweak it and make it better. For example, these very simple metrics could give physical therapists data about a patients' grip strength. Grip strength is hugely important in the physical therapy/rehab space. This could be a patient who has carpal tunnel, a patient who experienced a stroke, or an elderly patient that doesn't have enough grip strength to hold on to their walker or to open a jar.

WF: How do you measure success, Danyel? ^

JONES: - Achieving financial projections.

- Team, customer and shareholder satisfaction.
- Global reach in multiple verticals in sports and healthcare.
- Creating a sustainable competitive business model.
- Happiness.

WF: What's your strategy for expanding your reach in the athletic training market, Darnell? ^

JONES: From five-year performance perspectives, we believe retail will represent about 30% of our revenue moving forward. We will focus on both e-commerce and retail since we have grown organically through a grassroots effort thus far.

What we've learned over the years is, depending on the sport, you market to those customers differently. In basketball there's a huge social media presence, where a non-professional trainer may have more followers than a famous actor or actress, we also market heavy in camps and clinics and with our over 200 affiliates. Baseball and Football on the other hand are not as visible on social media and takes more of a top down/ grass roots approach, which means getting products in the hands of the MLB and minor league pros as well as attending camps, clinics and tournaments.

Football also requires a grassroots and top-down approach, which is why we partnered with the NFLPA and are now their official training product partners. We will continue doing all of these things but the retail expansion will allow the reach and accessibility that if a parent or a child says, “Oh I don't know what my glove size is,” or, “I want to go touch and feel this,” they'll be able to go to a retail store or kiosk to see our product before they get ready to purchase it. The retail piece is more or less to give customers some sort of user experience with it before they purchase. We will continue to place our major emphasis on e-commerce, because obviously margins are higher there, and we can maintain the user data for retargeting and follow-up.

WF: What are your goals for the next year, Danyel? ^

JONES:

- Athletic training portfolio expansion

- Retail partnerships.
- Rehabilitation launch.
- Technology studies completed and launch in both markets
- Global expansion.

WF: How do you take advantage of affiliates and brand ambassadors, Darnell?

JONES: Obviously, in each sport, we have brand ambassadors, and those brand ambassadors have an influence not only from a social media standpoint but also within their professional network. That is a very intentional strategy as well.

We also realized that we had some very influential youths using our products -- kids who have been on the Ellen show, the Steve Harvey Show, Good Morning America, showing off their skills and talents from the ages of eight to 18 -- we created the Handz of the Future program. These kids have over 3 million followers collectively. Now, we not only have those kids that are involved in training with our products, but they help us attract other talents. We've incorporated a skill development challenge into some of our camps and clinics and the winner of that skill development challenge may have an opportunity to join our Handz of the Future team. So now it's something that those kids aspire to be a part of based on what it represents and obviously, it offers us a rich opportunity on social to get the word out about our products.

We have a total social reach of about 80 million, based on the influence of our brand ambassadors, Handz of the Future team, partners and affiliates.

WF: What makes POWERHANDZ products different from other products meant to improve athletic performance?

JONES: We were recently in front of Jaylon Smith, a powerhouse linebacker for the Dallas Cowboys, and he asked the same question. All of our products are either patented or patent pending, so they're all unique to us. They were either invented by us or other inventors brought them to us and we partnered with them.

More generally speaking, there aren't many products out there that focus on the hands. There are a lot of products that focus on total-body training or a specific modality but not anything specific to fingers. That's something that sets us apart. We're also really proud that POWERHANDZ can play across so many verticals, so whether you play football, baseball, golf, or another sport, we can help you be great at that by focusing on your hands.

Aside from the patents, the brand recognition, and our ability to cross verticals, we believe that the hands are the most important tool an athlete has on and off the court or the field. We are actually creating a product that is not only going to help from a performance standpoint, but you're strengthening those hand and arm muscles and focusing on the neuromuscular function of the hand, arm, and elbow. We don't have scientific studies that prove this to date, but there are well-established principles that suggest that adding weight resistance to the hand, arm, and shoulders can help you strengthen those critical muscles. It's increasing the endurance and the longevity of those limbs for your career and for your life.

WF: What's your long-term vision for POWERHANDZ, Danyel?

JONES: At the end of the day, we are focused on performance, injury prevention, and injury recovery. Today our markets, of course, are athletic training while moving into the rehabilitation space. Being able to provide analytic data to our consumers will play a major part in the future. I also see us branching out and being a huge player into the fitness world, as well as internationally, exposing kids in China and other markets creatively to our product portfolio and growing from there, again, not only in the athletic training space but in the rehabilitation space. We want to be in every gymnasium, every training facility, and every rehabilitation clinic working with kids ages eight and up from a performance, injury recovery, and injury prevention standpoint.

WF: What could go wrong, Danyel?

JONES: Right now, funding is one of our key initiatives. We have so many amazing business objectives that are finally underway but we must secure funding quickly to achieve our expansion goals. The other risk is slow adoption into retail. We've been very transparent in telling investors that retail is a slow process. We will eventually get there and the proof has been with our recent approval with a major retailer in the US.

People are also important. That's also linked to funding. People are our biggest asset---we must have full time employees dedicated to our business in each functional area in order to drive the multi-million projections we have in both markets.

What helps me sleep a little easier at night is the network of people we are meeting to invest in our company, the partnerships that will help drive the business objectives and our loyal customers.

WF: Who's on your team, Darnell?

JONES: Danyel Surrency Jones is the co-founder and CEO of POWERHANDZ. She has an MBA with a marketing leadership degree from Wharton, and her experience comes from almost two decades in the healthcare and medical device industries. She knows how to launch a product into the healthcare space. Coming from a big medical device company, she has functional experience in healthcare and has led from an executive standpoint in sales, marketing operations, PR, communications, and integrated marketing communications. She knows that space very well.

Danyel has grown up in big companies from an operations and process-oriented standpoint. Even though POWERHANDZ is only three and a half years old, we built this company based on processes and best practices learned from world class organization operate globally. We've put those practices into place based on her experience.

I'm Darnell Jones, co-founder of POWERHANDZ. Danyel was the first person I approached with the weighted glove product, based on her expertise and experience. I was a former professional athlete, and in the last eight years, I've been involved in three medical device companies with acquisitions totaling $75 billion. This is the second company we founded. The first was called Tukz, which was functional underwear to keep your shirt tucked in. So I'm able to sit at the table and understand the fundraising aspect, understand the sales and marketing aspect, and then from an acquisition perspective, understand how that can take place as well. Danyel and I had really complementary strengths. She had expertise and experience with big companies, which is a place that I had never been in my career, with big structure, obviously PR, innovating marketing communications, project management.

And, obviously, I was a former athlete. I've played every sport at a high level -- baseball, football, basketball, golf, and dabbled with boxing as well. So I can understand from an athlete's perspective what products would really improve performance and be adopted at a high level. Couple that with the eight years in business I spent at three different medical device startups. I ran sales and marketing for all three from the start-up phase all the way through acquisition.

We've been able to get others rallied around our mission and gathered some really good talent. We have advisors that come from the realm of professional sports, from Hall of Fame athletes to those that have owned multiple businesses to strength and conditioning coaches, so we feel that we can tap into a variety of people to help us with different aspects of the business.

We have some very creative individuals who run our digital strategy, a very talented customer service team, and our affiliate manager, who runs those 150+ affiliates on a daily basis. We have someone in charge of our fulfillment program and the leader of our sales and marketing strategy worked as an NFL and marketing agent. Leading our physical therapy initiative is Dr. Isaac Neighbors, who after eight years/ experiences with Baylor started his own practice. His wife just so happens to focus on hand therapy and his best friend is a hand surgeon, so developing that strategy with him has been very valuable.

We also have Renjith Ramachandran who will lead our technology strategy for both markets along with our advisor Bill Burgos who is a NBA Strength and Conditioning Coach and former President of the National Strength and Conditioning Coaches Association.

WF: Tell us about the Power To Give Foundation, Danyel?

JONES: I will never forget in our friends and family invest meeting, Darnell and I told the group we wanted a give-back mission with our company on day 1. One of our investors said, ok how much and let's wait. I responded, the need is there and we will be present in the community, we can't wait.

Although we couldn't afford a formal foundation on day one, we launched with our Power To Give initiative which focused on how can we help underserved communities benefit from the life long values sports provides to youth and the community. Therefore, we launched the company on July 23, 2014 at the Prime Time Sports Tournament AND we can allocated funds for 80 Boys and Girls Club Of Greater Fort Worth come and experience the onsite basketball clinic and fun activities we had planned for the launch.

We made a commitment that a portion of the net profits for POWERHANDZ product sold would benefit the mission of the Power To Give Foundation. We have impacted kids in multiple states, countries and communities by providing funds, equipment and activities for youth in communities that struggle to afford such programming.

Now an official 501c3, we look forward to making a greater impact by developing school wide programs that will benefit kids physically and intellectually.

WF: Summarize your future as you expand into healthcare and technology, Danyel.

JONES: The POWERHANDZ platform could play a critical role in helping youth, amateur and professional athletes perform better and assisting in the injury prevention and recovery process for athlete, all the way to elderly patients. Our products will help a mom in the gym, a kid trying to making a sports team and a patient suffering from a stroke.

With the integration of technology, our POWERHANDZ users will be able to see the increase in their performance and or grip strength when using our products. These metrics are invaluable to athletes, coaches, parents, physicians and the our user.

Globally, in every country, our products could make an impact in sports and healthcare and support the analytical validation that both industries need.

Ask a Question

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ASK QUESTION

Thibault Rouquet Oct 11

Hello, I think your product is great and I think I'll invest. I'm french and I checked your product on Amazon, seems like the copy is Google translated and targets baseball wich is not popular in europe. I think the powerhandz can adapt to the european market if you target Handball, basketball and soccer (goalkeepers), do you need help for the translation?



Danyel Surrency Jones CO-Founder / CEO FOUNDER Dec 6

Thank you very much for this question. Yes, we would love proper translation for those markets. Please email me at *dsjones@powerhandz.com*.

Steven Gordon Schwartz Oct 25

Hear Danyel talk about this capital raise - https://soundcloud.com/startupspotlight/powerhandz-fundraising



Danyel Surrency Jones CO-Founder / CEO FOUNDER Oct 27

Thank you Steve! You have an amazing podcast!

MORE QUESTIONS

RISKS

1 Possible Loss of Entire Investment. A prospective Investor in the Offering should be aware that, if the Company is not successful in achieving its goals and attaining profitable operations, any investment in the Company may be lost.

2 Operating Losses and Uncertainty of Future Profitability. There can be no assurance that the Company will achieve profitability. The Company will depend upon funds raised from the sale of its stock and additional financings to finance its operations. The Company believes

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

POWERHANDZ is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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